EXHIBIT 99.1

Transcend Services, Inc.

Press Release Dated January 22, 2003

Announcing the unaudited operating results of Transcend Services, Inc. for the three months and year ended December 31, 2002 and its unaudited financial condition as of
December 31, 2002

(five pages follow)

FOR IMMEDIATE RELEASE
Contact:	Larry Gerdes, President & CEO
404-364-8000
larry.gerdes@trcr.com

January 22, 2003
(BW) (TRANSCEND SERVICES, INC.)(TRCR)

TRANSCEND REPORTS FOURTH QUARTER PROFIT ON 11% REVENUE INCREASE

Atlanta, Georgia, TRANSCEND SERVICES, INC. (TRCR/Nasdaq SmallCap) today announced its results for the three months and year ended December 31, 2002.

For the three months ended December 31, 2002, Transcend reported revenue of $3.3 million, which represents an 11% increase over the comparable prior year quarter and a 12% increase over the third quarter of 2002. Net income attributable to common stockholders was $162,000, or $0.04 per share, after reducing income from continuing operations for preferred stock dividends of $118,000, or $0.03 per share.

For the comparable three-month period last year, the Company reported revenue of $3.0 million and a loss from continuing operations (before a gain on sale of assets) of $224,000, or $0.05 per share, after reducing said loss from continuing operations for preferred stock dividends of $119,000, or $0.03 per share. Including the gain on sale of assets resulting from earn-out income of $353,000, or $0.08 per share, related to the sale of certain operations in 1999, the Company reported net income attributable to common stockholders of $3,000, or $0.00 per share, for the three months ended December 31, 2001. In addition, these prior year results have been restated to give effect to the sale of select assets and the operations of Cascade Health Information Software, Inc. (“Cascade”), a wholly owned subsidiary of the Company, on May 31, 2002 (the “Cascade Sale”), which are presented as discontinued operations. The loss from discontinued operations attributable to Cascade was $126,000, or $0.03 per share, for the three months ended December 31, 2001.

Cash totaled $782,000 as of December 31, 2002, which represents increases of $157,000 during the fourth quarter of 2002 and $478,000 during 2002. The weighted average number of days revenue in trade accounts receivable totaled 15 days as of December 31, 2002. Transcend has no debt and an unused $1.5 million line of credit.

Larry Gerdes, president and chief executive officer, commented on the results for the fourth quarter of 2002 and the Company’s financial condition as of December 31, 2002: “New account sales are primarily responsible for our significantly improved operating results. We installed seven new accounts during the fourth quarter of 2002 and have signed contracts to install up to nine more new accounts during the first quarter of 2003. In addition, we are gratified that our Internet-based transcription platform enabled us to improve our gross profit as a percentage of revenue from 25% in the fourth quarter of 2001 to 32% in the fourth quarter of 2002. The Company has the infrastructure to handle both the projected and additional new business with relatively little incremental fixed cost. Our recurring revenue business model was designed to yield both increasing profits and cash flow from new and add-on sales. Since we have sales momentum, we are expanding our sales force and increasing our marketing efforts to capitalize upon the market opportunity and to more fully utilize our productive capacity. Improved operating results, continued excellent accounts receivable management and the Cascade Sale are responsible for our improved, debt-free financial condition. We believe that we are well positioned for continued growth.”

For the year ended December 31, 2002, the Company reported revenue of $12.2 million, which represents a 3% increase over 2001. Net income attributable to common stockholders was $412,000, or $0.09 per share, after reducing income from continuing operations for preferred stock dividends of $478,000, or $0.11 per share, and including the gain on the Cascade Sale of $957,000, or $0.21 per share. The loss from discontinued operations attributable to Cascade prior to the Cascade Sale was $109,000, or $0.02 per share, for the five months ended May 31, 2002.

For the year ended December 31, 2001, the Company reported revenue of $11.8 million and a net loss attributable to common stockholders of $1.1 million, or $0.24 per share, after increasing the loss from continuing operations for preferred stock dividends of $479,000, or $0.11 per share, and including earn-out income of $553,000, or $0.13 per share, related to the sale of certain operations in 1999 and an off-setting loss on a legal settlement of $576,000, or $0.13 per share. The loss from discontinued operations attributable to Cascade was $449,000, or $0.10 per share, for the year ended December 31, 2001.

Tom Binion, chief operating officer, concluded by stating that: “these are exciting times for Transcend. We have not only sales momentum, but also the highest level of customer satisfaction in our recorded history. Our customers praise our transcription quality and fast, guaranteed turnaround times. We continue to enhance our cost-effective, Internet-based transcription platform by adding features, such as web console editing by customers, and exploring new technologies, such as voice recognition. Our near and long-term goal is to rapidly increase our highly satisfied customer base utilizing the full capacity of our scalable, state-of-the-art transcription platform.”

About Transcend Services, Inc.

Transcend believes that accurate, reliable and timely transcription creates the foundation for the patient medical record. To this end, the Company has created Internet-based voice-to-text systems that allow its skilled medical language specialists to securely and quickly produce the highest quality medical documents. The Company’s wide range of transcription services encompass everything needed to securely receive, type, format and distribute electronic copies of physician-dictated medical documents, from overflow projects to complete transcription outsourcing and custom data-center creation packages.

For more information, visit http://www.transcendservices.com.

This press release contains forward-looking statements that involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competitive pressures, changes in pricing policies, delays in contract start dates, lower-than-expected demand for Transcend’s solutions, business conditions in the integrated healthcare delivery network market, general economic conditions and the risk factors detailed from time to time in Transcend’s periodic reports and registration statements filed with the Securities and Exchange Commission.

(Unaudited Financial Statements Follow)

TRANSCEND SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
Amounts in Thousands, Except Per Share Amounts
	Three Months Ended		Twelve Months Ended
	12/31/02	12/31/01	12/31/02	12/31/01
Revenue	$3,335	$3,007	$12,225	$11,817
Direct costs	2,259	2,255	8,915	8,878

Gross profit	1,076	752	3,310	2,939

Operating expenses:
Marketing and sales	203	118	529	378
Research and development	69	84	332	324
General and administrative	525	644	2,407	2,451

Total operating expenses	797	846	3,268	3,153

Operating income (loss)	279	(94)	42	(214)
Gains on sales of assets	1	353	957	553
Loss on legal settlement	—	—	—	(576)
Interest income (expense), net	—	(11)	—	(18)

Income (loss) before taxes and discontinued operations	280	248	999	(255)
Income tax benefit	—	—	—	116

Income (loss) from continuing operations	280	248	999	(139)
Loss from discontinued operations	—	(126)	(109)	(449)

Net income (loss)	280	122	890	(588)
Dividends on preferred stock	(118)	(119)	(478)	(479)

Net income (loss) attributable to common stockholders	$162	$3	$412	$(1,067)

Basic income (loss) per share:
From continuing operations before gains on sales of assets and loss on legal settlement	$0.04	$(0.05)	$(0.10)	$(0.14)
From gains on sales of assets and loss on legal settlement	0.00	0.08	0.21	(0.01)
From discontinued operations	0.00	(0.03)	(0.02)	(0.10)

Net income (loss) per share attributable to common stockholders	$0.04	$0.00	$0.09	$(0.24)

Weighted average shares outstanding (for basic EPS)	4,512	4,416	4,513	4,404

Diluted income (loss) per share:
From continuing operations before gains on sales of assets and loss on legal settlement	$0.04	$(0.05)	$(0.10)	$(0.14)
From gains on sales of assets and loss on legal settlement	0.00	0.08	0.21	(0.01)
From discontinued operations	0.00	(0.03)	(0.02)	(0.10)

Net income (loss) per share attributable to common stockholders	$0.04	$0.00	$0.09	$(0.24)

Weighted average shares outstanding (for diluted EPS)	4,529	4,428	4,547	4,404

Select Statistics
Revenue growth rate in the current year	11%	N/A	3%	N/A
Gross profit as a percent of revenue	32%	25%	27%	25%
Operating income (loss) as a percent of revenue	8%	-3%	0%	-2%
Income (loss) from continuing operations before gains on sales of assets, loss on legal settlement and income tax benefit:
In $000	$279	$(105)	$42	$(232)
Per share (diluted)	$0.06	$(0.02)	$0.01	$(0.05)

TRANSCEND SERVICES, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(UNAUDITED)
DECEMBER 31, 2002 and 2001
Amounts in Thousands
	As of December 31,
ASSETS	2002	2001

Cash and cash equivalents	$782	$304
Accounts receivable, net	947	1,016
Other current assets	101	116
Property and equipment, net	1,316	1,646
Other assets	69	46

Total assets	$3,215	$3,128

LIABILITIES & STOCKHOLDERS’ EQUITY

Accounts payable and accrued expenses	$794	$867
Net liabilities of discontinued operations	—	252
Stockholders’ equity	2,421	2,009

Total liabilities and stockholders’ equity	$3,215	$3,128